UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GAIN Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-4568600 (I.R.S. Employer Identification No.)

Bedminster One 135 Route 202/206 Bedminster, New Jersey (Address of principal executive offices)	07921 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161632 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None.

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock, par value $0.00001 per share, of GAIN Capital Holdings, Inc. (the “Registrant”), under the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-161632) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 31, 2009, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 14, 2010

GAIN CAPITAL HOLDINGS, INC.
By:	/s/ Glenn H. Stevens
Glenn H. Stevens
President and Chief Executive Officer